Exhibit 10.24

                         FIRST AMENDMENT OF OFFICE LEASE
                                       AND
                            PARKING LICENSE AGREEMENT

      THIS FIRST AMENDMENT OF OFFICE LEASE AND PARKING LICENSE AGREEMENT (this "Agreement") is made and executed this 13TH DAY OF December, 1999, by and between TIAA REALTY, INC., a Delaware corporation, successor-in-interest to Teachers Insurance and Annuity Association, a New York corporation (hereinafter referred to as "Landlord") and ADSTAR.COM, INC., a Delaware corporation, successor-in-interest to Ad-Star Services, Inc., a New York corporation (hereinafter referred to as "Tenant"), who agree as follows:

                                    RECITALS

A. Teachers Insurance and Annuity Association ("Teachers") and Ad-Star Services ("AdSvc") entered into a written Office Lease made as of January 3, 1996 (hereinafter the "Lease") for the lease of certain premises ("Premises") more commonly known as Suite 325 in that certain office building ("Building") located at 4553 Glencoe Avenue in the City of Marina del Rey, County of Los Angeles, State of California, in a project ("Project"), generally referred to as Marina Business Center II, all as more particularly set forth in the Lease.

B. On March 18, 1998, Landlord succeeded to all right, title and interest in said Lease held by Teachers.

C. On August 31, 1999, Tenant succeeded to all right, title and interest in said Lease held by Ad Svc.

D. Landlord and Tenant desire by this Agreement to extend the term of the Lease and to amend the Lease to provide for Tenant to lease from Landlord, in addition to its existing Premises, approximately 5,098 square feet of rentable space more commonly known as Suite 300 (the "Additional Space") on the third floor of the Building as delineated on Exhibit A-2 attached hereto and by this reference made a part hereof.

                                      TERMS

      NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants herein contained, and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Terms. All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Agreement.

2.    Effective as of the date hereof, the Lease is hereby amended as follows:

      2.1 Section 1.1 ("Premises") is amended by deleting the words "2,209 square feet of rentable area from the fourth line thereof and substituting the following in lieu thereof:

                  "2,209 square feet of rentable area ('Original Space') and 5,098 square feet of rentable area ('Additional Space')".

      2.2 Section 1.2 ("Term") is amended by adding at the end of the second line thereof the following:

                  "The preceding applies to the Original Space. As to the Additional Space, the target 'New Commencement Date' (as such term is hereinafter defined) shall be February 15, 2000. The Lease term as to the Additional Space shall commence on the earlier to occur of (i) the date of substantial completion of Landlord's Work in the Additional Space, or (ii) the date Tenant occupies or commences using any part of the Additional Space (the 'New Commencement Date') and shall expire on the day preceding the fifth anniversary of the New Commencement Date. Thereafter, the Lease term as to the Original Space shall be co-terminus with the Lease term for the Additional Space".

      2.3 Section 1.3 ("Rental") is deleted in its entirety and the following substituted in lieu thereof:

                  "As to the Original Space, the Basic Rent shall be Three Thousand Two Hundred Three and 05/100 Dollars; commencing February 19, 2001, the Basic Rent as to the Original Space shall be increased to Four Thousand Five Hundred Twenty-Eight and 45/100 Dollars ($4,528.45) per month. As to the Additional Space, the Basic Rent shall be Eleven Thousand Three Hundred Sixty-Eight and 54/100 Dollars ($11,368.54) per month; commencing in the 31st month of the Lease term for the Additional Space, the Basic Rent shall be increased to Eleven Thousand Eight Hundred Seventy-Eight and 34/100 Dollars ($11,878.34) per month".

      2.4 Section 1.4 ("Expenses") is amended by adding at the end of the fourth line thereof, the following:

                  "As to the Original Space, commencing February 19, 2001, Tenant shall pay Tenant's Share of all Expenses that exceed Landlord's Base Year Costs for calendar year 2001. As to the Additional Space, Tenant shall pay Tenant's Share of all Expenses that exceed Landlord's Base Year Costs for calendar year 2000, together with other items of Expense as set forth in Article 6. Tenant's Share is Seven and 1/100ths percent (7.01%) as to the Additional Space".

      2.5 Section 1.7 ("Security Deposit") is deleted in its entirety and the following substituted in lieu thereof:

            "1.7 Security Deposit: Sixteen Thousand Four Hundred Six and 79/100 Dollars ($16,406.79)".

      2.6 Section 2.1 is amended by adding on the first line thereof between the words "premises" and "(the 'Premises')" the following:

                  "including the Original Space and the Additional Space"

      and by adding at the second line of Section 2.1 after the words "Exhibit A" the following:

                  "and Exhibit A-2"

      and by deleting the language on the third line which begins "The area of the Premises..." and which ends on the fifth line with the words "...rentable area." and substituting the following in lieu thereof:

                  "The area of the Premises for all purposes hereunder is stipulated to be 1,943 square feet of usable area as to the Original Space and 4,486 square feet of usable area as to the Additional Space; and 2,209 square feet of rentable area as to the Original Space and 5,098 square feet of rentable area as to the Additional Space".

      2.7 Article 3 ("Term")is deleted in its entirety and the following substituted in lieu thereof:

            "3.   TERM

                  3.1 New Commencement Date. The Lease term as to the Additional Space shall be for sixty (60) months and shall commence on the earlier to occur of (i) the date Tenant (or any subtenant) takes possession of, occupies or commences using any part of the Additional Space, or (ii) [he date of "substantial completion" (as hereinafter defined), or (iii) the date established by Landlord in the event of a delay as described in Article 10 hereof. The date on which the Lease term of the Additional Space commences pursuant to the foregoing (the "New Commencement Date") shall be confirmed by Landlord and Tenant in the form set forth in Exhibit B when Tenant takes possession of the Additional Space. The term of the Lease for the Additional Space shall be extended to be co-terminus with the Lease term for the Additional Space. Failure of Tenant to execute Exhibit B within ten (10) days after written request from Landlord shall be a material default hereunder. This Agreement shall be a binding contractual agreement effective upon the date of execution hereof by both Landlord and Tenant, notwithstanding the later commencement of the term of the Lease as to the Additional Space".

                  "3.2 Substantial Completion. For purposes hereof, the phrase "substantial completion" means the completion (as determined, in the event of a dispute, by Landlord's architect or space planner in accordance with AIA standards) of the construction work to be performed by Landlord pursuant to the "Plans" (as defined in Exhibit C, "Construction Provisions", attached hereto), except for such items that constitute minor defects or adjustments which can be completed after occupancy by Tenant without causing material interference with Tenant's use of the Additional Space (so-called "punch list" items). On or about the date when Landlord has substantially completed all work to be performed by Landlord in the Additional Space, Landlord and Tenant shall inspect the Additional Space and all punch list items shall be noted in writing on Landlord's punch list form. Damage to the Additional Space caused by Tenant or its agents or contractors shall not constitute punch list items. As soon thereafter as conditions permit, Landlord shall complete all such punch list items, provided Tenant is not then in default hereunder. Upon Landlord's completion of such punch list items, Landlord and Tenant shall reinspect the Additional Space with regard to all punch list items previously noted and shall indicate on Landlord's punch list form if such items have been satisfactorily completed. Tenant's failure to reinspect any such punch list items within fifteen (15) days after Landlord's written request to do so shall constitute an acceptance by Tenant of such items as being satisfactorily completed".

                  "3.3 Target New Commencement Date. The Target New Commencement Date is an estimated date only and is set forth in Section 1.3 hereof. Landlord shall attempt to complete "Landlord's Work" (as defined in Section 10.1) prior to the Target New Commencement Date, but this Agreement shall not be void or voidable nor shall Landlord or its agents be liable to Tenant by reason of Landlord's failure to complete Landlord's Work by such date. Landlord shall use its best efforts to give Tenant sufficient advance notice of the date of substantial completion. Landlord shall use its best efforts to cooperate with Tenant's move-in schedule and, at Landlord's sole discretion, may allow Tenant to have access to the Additional Space prior to completion of Landlord's Work (provided that Landlord may, after having allowed such access, disallow further access) so that Tenant may install its furniture, equipment and fixtures, prior to the New Commencement Date. In such event, however, Tenant shall not interfere with completion of such work and shall be responsible for any delays, costs or expenses incurred by Landlord due to any such interference, and in such event Tenant shall hold Landlord harmless and indemnify Landlord for any loss or damage to Tenant's furniture, equipment, fixtures, or merchandise and for injury to any persons arising out of the performance of such work in the Additional Space unless caused by the negligence of Landlord, its agents or contractors".

      2.7   The Lease is amended by adding the following after Article 43:

            "44.  OPTION TO EXTEND TERM

                  44.1 Option to Extend Term. Landlord hereby grants Tenant one
                  (1) option of five (5) years ("Option") to extend the initial Lease term ("Initial Term") on the same terms and conditions as set forth in this Lease(excepting this Option to Extend) but at a Basic Rent as set forth below. The Option shall be for an additional term of five (5) years commencing upon the expiration of the Initial Term ("Extended Term") and shall be exercised only by written notice ("Option Notice") delivered to Landlord at least six (6) months, but not more than twelve
                  (12) months prior to the expiration of the Initial Term. If Tenant does not deliver the Option Notice for the Option within the time period set forth herein, the Option shall lapse and Tenant shall have no further right to extend the Lease term. Tenant shall have no further right to extend the term beyond the Extended Term.

                  44.2 Personal Option. If Tenant assigns, mortgages, pledges, hypothecates or encumbers this Lease or its interest in the Premises or sublets all or any portion of the Premises ("Assigns" for purposes of this Article 44 only) prior to the exercise of the Option without first obtaining Landlord's written consent, then the Option shall lapse. If Tenant assigns any interest of Tenant in the Lease or the Premises to an entity after the exercise of the Option, but prior to the commencement of the Extended Term, and Landlord's prior written consent has not been obtained, the Option shall lapse and this Lease shall expire as if the Option were not exercised.

                  44.3 Calculation of Basic Rent. The Basic Rent shall be adjusted on the first day of the Extended Term to the then "Fair Market Rental Value of the Premises" (as defined in this Article 44), but in no event less than the Basic Rent payable immediately preceding the Extended Term. The term "Fair Market Rental Value of the Premises" shall be the then prevailing fair market rental rate per square foot achieved for comparable space and use within the Marina del Rey - Fox Hills - Culver City market as of the commencement of the Extended Term.

                  44.4 Negotiation. After Landlord receives the Option Notice for the Option, the parties shall have thirty (30) days after Landlord receives the Option Notice in which to negotiate, in good faith, to agree on the Fair Market Rental Value of the Premises during the Extended Term. If, within said thirty
                  (30)-day period the parties agree on the Fair Market Rental Value of the Premises, then this Lease shall be amended pursuant to Section 44.5 hereof. However, if the parties are unable to agree upon the Fair Market Value of the Premises during said thirty (30)-day period, then this Lease shall expire upon the end of the Initial Term unless earlier terminated. Neither Landlord nor Tenant shall have the right to have the Court or any other third party set the Fair Market Value of the Premises; however, neither party shall be prevented from having a Court rule on the issue of good faith.

                  44.5 Documentation. Following Landlord and Tenant's agreement as to the Fair Market Rental Value of the Premises as provided in Section 44.4 above, Landlord shall prepare an amendment to this Lease setting forth the terms of this Lease as modified by the terms of this Article 44. Said amendment shall be submitted to Tenant for execution and Tenant shall have thirty
                  (30) days following receipt thereof from Landlord in which to properly execute and deliver to Landlord said amendment. If Tenant should not execute and deliver said amendment as and when required by this Section 44.5, the same shall constitute a material default under this Lease.

                  44.6 Additional Conditions. The Option shall be exercisable by Tenant on the express conditions that at the time of the exercise of the Option and upon the date of the commencement of the Extended Term, Tenant shall not be in default under any of the provisions of this Lease. The Option granted herein is subject to any existing or prior rights of expansion, extension, renewal, negotiation, offer and other rights and options which third parties may have for the Premises."

      2.8 The Lease is further amended by adding thereto, after Exhibit A-1, Exhibit A-2, which is attached hereto and by this reference made a part hereof.

      2.9 Exhibit "C" ("Construction Provisions") is deleted in its entirety and the attached Exhibit "C" substituted in lieu thereof.

      2.10 Section 1 of the License is amended by deleting the words "Nine (9)" on the first line thereof and substituting the words "Thirty (30)" therefor.

      2.11  Section 2.1 of the License is deleted in its entirety.

3. Notwithstanding anything to the contrary in the Lease or in Exhibit "C", Landlord hereby grants Tenant a remodeling allowance of $9,715 (the "Remodeling Allowance") to be used as a credit towards repainting and re-carpeting the Original Space. The Remodeling

      Allowance will be provided to Tenant within thirty (30) days following Landlord's receipt of paid invoices totaling or in excess of the Remodeling Allowance; provided, however, that the Remodeling Allowance will not be available for Tenant's use until February 19, 2001.

4. This Agreement contains all of the agreements of the parties hereto with respect to the matters contained herein, and no prior agreement, arrangement or understanding pertaining to any such matter shall be effective for any purpose.

5. Except as expressly modified by this Agreement, the Lease shall remain unchanged and in full force and effect.

6. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same Agreement.

7. The provisions of this Agreement shall bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.


LANDLORD:                TIAA REALTY, INC., a Delaware corporation
                         By:       TEACHERS INSURANCE AND ANNUITY
                                   ASSOCIATION, a New York corporation,
                                   its authorized representative


                                   By: _________________________________________
                                          James P. Garofalo, Assistant Secretary


                                   Date: _______________________________________


TENANT:                   ADSTAR.COM, INC., a Delaware corporation


                          By: _______________________________________________

                          Name: _____________________________________________

                          Title: ____________________________________________


                          By: _______________________________________________

                          Name: _____________________________________________

                          Title: ____________________________________________

                                   EXHIBIT A-2

                            MARINA BUSINESS CENTER II
                               4553 GLENCOE AVENUE
                                 MARINA DEL REY

                                   THIRD FLOOR

                                    EXHIBIT C

                             CONSTRUCTION PROVISIONS

      1. These provisions define the scope of work to be provided by Landlord in the Additional Space under the terms of the Lease. Words and phrases used herein which are defined in the Lease have the meanings set forth therein unless provided otherwise.

      2. It is the intent of these provisions that Tenant shall be permitted freedom in the interior design and layout of its space so long as same is consistent with Landlord's policies and structural requirements, applicable building codes, and with sound architectural and construction practices, and provided further that no interference is caused to the operation of the Building's mechanical heating, cooling or electrical systems or structure, or other Building operations or functions, and that no unusual increase in maintenance, insurance, taxes, fees or utility charges will be incurred by Landlord or the other tenants in the Building as a result thereof. Any additional cost of design, construction, operation, insurance, maintenance, taxes, fees or utilities which results therefrom shall be charged to Tenant and paid for by Tenant in accordance with the provisions hereof and of the Lease.

      3. Landlord's Work. Landlord hereby grants Tenant a construction allowance not to exceed $82,991.00 (the "Additional Space Allowance") which Additional Space Allowance shall be used only as a credit towards the cost of the following services and materials (hereinafter referred to as "Landlord's Work"):

            3.1 The services of Landlord's space planner to prepare one (1) approved space layout and one (1) set of approved working drawings [with five
(5) prints]. One minor revision to the original space layout will be included without charge. All other revisions and prints as well as all interior design or decorating fees, shall be at Tenant's sole cost and expense.

            3.2 The construction of the improvements and the installation of the items shown the "Plans", hereinafter defined (as used in the Lease and this Exhibit C, the term "Building Standard" refers to the minimum quality of materials to be used in the construction of the Additional Space).

            3.3 Fees for engineering, construction management by Landlord's Construction Manager (as hereinafter set forth), and previously installed materials used in the construction (if any).

            3.4 Permits and license fees relating to the construction of Tenant's improvements.

      4. Tenant's Work. All costs incurred in excess of the foregoing Additional Space Allowance (hereinafter referred to as "Tenant's Work") shall be for the account of Tenant and at Tenant's sole cost and expense. Tenant shall pay building lifting charges (if any) for Tenant's Work to the extent the same are not otherwise included in the cost of Landlord's Work.

      5. Space Planner. Tenant shall use the services of the space planner retained by Landlord to prepare a space layout and working drawings and specifications for all construction work in the Additional Space. Interior design, and details and specifications for improvements other than Landlord's Work, shall be for the account of Tenant and shall be paid by Tenant upon invoice therefor. Tenant shall devote such time in consultation with Landlord's space planner as shall be necessary to enable the space planner to develop complete working drawings and specifications (hereinafter referred to as the "Plans") for construction of improvements in the Additional Space, showing thereon partitions, doors, electrical and telephone outlets, light fixture locations, wall finishes, floor coverings and special requirements (if any) for Tenant's review and approval. Failure of Tenant to approve the Plans within the time limit specified in
Section 7 hereof shall be deemed disapproval. If Tenant requests or necessitates any changes or revisions in the Plans after they have been approved, Tenant shall bear all costs associated therewith.

      6. Cost Estimates. As soon as practicable after Tenant's approval of the Plans, Landlord will advise Tenant of the estimated cost payable by Tenant due to costs for improvements, services or materials in excess of the Additional Space Allowance (i.e., the estimated cost for Tenant's Work). Landlord will have no obligation whatsoever to commence construction of any improvements in the Additional Space unless Tenant approves same and pays the estimated costs for Tenant's Work in advance, and Landlord's refusal to proceed under such circumstances shall not defer the New Commencement Date. Upon Tenant's authorization to proceed and payment of such estimated costs, Landlord shall commence the construction of improvements in the Additional Space. Upon substantial completion of the Additional Space (which in the event of a dispute shall be determined by Landlord's project architect pursuant to AIA standards), Tenant shall pay the amount of actual costs in excess of such estimated costs previously paid by Tenant or, if the actual costs are less than such estimated costs previously paid by Tenant, Landlord shall reimburse the difference to Tenant. If Tenant fails to make such payment within ten (10) days after receipt of a demand therefor, Landlord shall have the same rights and remedies as in the case of a default by Tenant in the payment of Rent under the Lease, and interest will accrue thereon at the Agreed Rate.

      7. Time Limits. The following maximum time periods shall be allowed for the indicated matters:

                                                                                          Time Limit After Completion
Action                       of Preceding Item
------
(a)      Tenant meets with Landlord's space planner and
                  approves initial space layout.                                           5 days after execution
                                                                                           of this Agreement

         (b)      Tenant furnishes all required working drawing
                  information to Landlord's space planner.                                    10 business days

         (c)      Landlord's space planner submits working drawings
                  to Tenant for review and approval.                                          15 business days

         (d)      Tenant gives Landlord its approval of working drawings,
                  with any required changes in detail.                                        5 business days

         (e)      Landlord quotes estimated cost to Tenant for Tenant's
                  Work.                                                                       10 business days

         (f)      Tenant approves such estimated costs and pays the
                  amount thereof to Landlord and authorizes
                  Landlord to proceed.                                                        5 business days

         (g) Upon substantial completion of the improvements in the Additional Space (i.e., exclusive of punchlist items) Tenant shall pay the entire then remaining balance of actual costs in excess of the Additional Space Allowance within ten (10) days after its receipt of a billing statement from Landlord.

It is expressly acknowledged by Tenant that inaccurate or incomplete information furnished by Tenant may cause delays and that delays in the time schedule set forth in this Section 7 attributable to Tenant, its agents or contractors will result in liquidated damages as set forth in Section 12 hereof.

      8. Construction by Landlord's Contractor. Unless otherwise agreed in writing in this Exhibit C, all construction work in the Additional Space including Tenant's Work shall be performed by the Tenant Improvement Contractor ("TI Contractor") retained by Landlord. The TI Contractor shall perform such work in a good and workmanlike manner and shall construct the improvements in the Additional Space substantially in accordance with the Plans. All such construction work shall be performed in accordance with all laws, ordinances and requirements of government agencies having jurisdiction. If Landlord shall, pursuant to this Exhibit C, permit Tenant to have any work performed by a contractor retained by Tenant rather than by the TI Contractor, then (i) Tenant shall use only such contractor as shall have first been approved by Landlord;
(ii) such contractor shall be bondable, (iii) Landlord will permit entry of such contractor into the Additional Space for the purpose of performing such work, prior to commencement of the term of the Lease, and while the TI Contractor is working at the Additional Space, but only at such time or times as Landlord shall deem feasible in the circumstances; (iv) such license to enter before commencement of the term is expressly conditioned upon the contractor retained by Tenant working in harmony and not interfering with the workmen, mechanics and contractors of Landlord or of any other tenant in the Building or the Project, and if at any time such entry or work by Tenant's contractor shall cause any disharmony or interference, such permission to enter may be withdrawn by Landlord immediately upon written notice to Tenant; (v) worker's compensation, public liability and property damage insurance, all in amounts and with companies and on forms satisfactory to Landlord, shall be provided and at all times maintained by Tenant's contractor, and before proceeding with the work, certificates of such insurance shall be furnished to Landlord; (vi) such entry shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease, except the covenant to pay Rent and Expenses; and (vii) all materials, work, installations and decorations of any nature whatsoever brought on or installed in the Additional Space before the commencement of the term of' the Lease shall be at Tenant's risk, and neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage thereto or loss or destruction thereof.

      9. Construction Manager. Landlord has designated a "Construction Manager" who shall be responsible for the management and coordination of all work to be performed in the Additional Space and coordination with Tenant on all matters governed by these Construction Provisions. The Construction Manager shall be paid a fee equal to three percent (3%) of the cost of the improvements, services and materials furnished as a part of Landlord's Work and Tenant's Work as reimbursement for the expense of administration and coordination of such work. With regard to all matters involving such work, Tenant shall communicate with the Construction Manager rather than the TI Contractor. Landlord shall not be responsible for any statement, representation or agreement made between Tenant and TI Contractor. It is hereby expressly acknowledged by Tenant that such TI Contractor is not Landlord's agent and has no authority whatsoever to enter into agreements on Landlord's behalf or otherwise bind Landlord. The Construction Manager will furnish Tenant with notices of substantial completion, cost estimates for Tenant's Work, Landlord's approvals or disapprovals of Plans and changes thereto, billings for actual costs of Tenant's Work and other similar notices. Tenant shall deliver all payments required hereunder to the Construction Manager unless written notice is given by Landlord to the contrary.

      10. Changes. If Tenant requests or necessitates any change, addition or deletion to the Additional Space after approval of the Plans, as described in
Section 7 above, a request for the change shall be submitted to the Construction Manager accompanied by revised plans prepared by Landlord's space planner at Tenant's sole expense. The Construction Manager shall thereafter notify Tenant in writing of the estimated cost which will be chargeable to Tenant by reason of such change, addition or deletion. Such estimated cost shall include Landlord's cost of any delay in completion of the Additional Space resulting from such change (including, but not limited to, loss of income, additional interest, penalties, and extra labor costs incurred in order to minimize further delay). Tenant shall within five (5) business days thereafter notify the Construction Manager in writing whether it desires to proceed with such change. In the absence of such written authorization within that five (5) day period, Landlord shall not be obligated to perform such change and shall be deemed to have been authorized by Tenant to proceed without making such change.

      11. Substitutions. Tenant may select different new materials (except exterior window levelors which must be installed on all exterior windows, the ceiling system, parabolic light fixtures, and the doors and frames and hardware) in substitution for the materials specified as the building standard, provided the selection is indicated on the approved Plans.

      12. Responsibility for Delays. Tenant hereby expressly agrees that if Tenant is responsible for any delay in substantial completion of the Additional Space, whether by reason of (i) failure to meet the time schedule set forth in
Section 7 above, (ii) delays in performance or completion by a party employed by Tenant, (iii) building code problems arising from Tenant's design, or (iv) an unapproved change in the work necessitated by Tenant, Landlord will suffer loss or damage (which loss or damage may include administrative costs, attorneys' fees, excess interest penalties and loss of income), the amount of which would be extremely difficult to ascertain. Therefore, it is expressly agreed that for each day of such delay attributable to Tenant the New Commencement Date shall be accelerated and Tenant shall pay to Landlord an amount equal to the daily amount of Basic Rent under the Lease, as liquidated damages for such delay and not as a penalty. Furthermore, if Tenant fails to approve the Plans within ninety (90) days after execution of the Agreement or fails to pay the estimated costs of Tenant's Work within thirty (30) days after the same become due and payable, Landlord may (but need not) terminate the Lease for default upon written notice to Tenant and in such event Landlord shall not be precluded by reason of the foregoing from recovering any additional damages it may suffer as a result of such termination. It is acknowledged and agreed by Tenant that notwithstanding the provisions for liquidated damages hereinabove set forth, if the Lease is terminated for default as set forth above such liquidated damages shall not be deemed to compensate Landlord for the amount of damage, if any, which Landlord may incur as a result of such termination, and Landlord will not be precluded, by reason of such liquidated damages provisions, from pursuing any rights or remedies available under the law for losses incurred as a result thereof.

      13. Incorporation by Reference. This Exhibit C is and shall be incorporated by reference in the Lease, and all of the terms and provisions of the Lease are incorporated herein by this reference. Schedule A to this Exhibit C is hereby incorporated by this reference in the Lease and in this Exhibit.

      14. Attorneys' Fees. In the event of any action or proceeding initiated by a party hereto for the enforcement or interpretation of the provisions contained herein, the prevailing party shall be entitled to recover its costs incurred in connection therewith, including its reasonable attorneys' fees.